UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2026

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34735	26-1251524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, Illinois, 60606
(Address of principal executive offices) (Zip Code)

(312) 292-5000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On February 13, 2026 (the “Closing Date”), Ryerson Holding Corporation, a Delaware corporation (“Ryerson”), announced that it had completed the transactions contemplated by the Agreement and Plan of Merger, (the “Merger Agreement”), dated as of October 28, 2025, by and among Ryerson, Crimson MS Corp., an Ohio corporation and a direct wholly owned subsidiary of Ryerson (“Merger Sub”), and Olympic Steel, Inc., an Ohio corporation (“Olympic”). All defined terms used in this Current Report on Form 8-K (this “Current Report”) that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

Seventh Amendment to Original Credit Agreement

On the Closing Date, Ryerson entered into Amendment No. 7 to the Credit Agreement (the “Seventh Amendment”), by and among Ryerson, Joseph T. Ryerson & Son, Inc. (“JTR”), the wholly owned subsidiary of Ryerson, and Ryerson Canada, Inc. (such subsidiary of JTR together with JTR, the “Borrowers”), certain directly and indirectly wholly owned subsidiaries of JTR as guarantors of obligations under the Original Credit Agreement as amended by the Seventh Amendment (such subsidiaries and Ryerson, the “Guarantors”), the lenders party thereto, and Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent. The Seventh Amendment amends the Credit Agreement, dated as of July 24, 2015 (as amended by Amendment No. 1, dated as of November 16, 2016, as further amended by Amendment No. 2, dated as of June 28, 2018, as further amended by Amendment No. 3, dated as of September 23, 2019, as further amended by Amendment No. 4, dated as of November 5, 2020, as further amended by Amendment No. 5, dated as of June 29, 2022, as further amended by Amendment No. 6, dated as of June 10, 2024, the “Original Credit Agreement” and as further amended by the Seventh Amendment, the “Amended Credit Agreement”), by and among the Borrowers, the Guarantors, the lenders party thereto and Bank of America, as administrative agent and collateral agent.

The Seventh Amendment, among other amendments, (i) extends the maturity of the Original Credit Agreement to five years from the Closing Date, (ii) increases the aggregate commitments thereunder from $1.3 billion to $1.8 billion, and (iii) effects changes in connection with the Merger (as defined below). The Amended Credit Agreement maintains substantially similar terms as the terms of the Original Credit Agreement, with certain updates to reflect the current operational needs of JTR and its subsidiaries following the merger with Olympic.

The Borrowers intend, among other permitted uses, to use the proceeds under the Amended Credit Agreement to repay in full and terminate the obligations under the Olympic existing Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as amended from time to time), by and among Olympic, certain directly and indirectly wholly owned subsidiaries of Olympic as borrowers and guarantors, the lenders party thereto and Bank of America, as agent.

A copy of the Seventh Amendment, which includes the Amended Credit Agreement, is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The above description of the Seventh Amendment and the Amended Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the texts of the Seventh Amendment and the Amended Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the Merger Agreement, Merger Sub merged with and into Olympic in accordance with Ohio law (the “Merger”), with Olympic surviving the Merger as a wholly owned subsidiary of Ryerson (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Olympic, without par value per share (the “Olympic Common Stock”) (other than certain excluded shares), was converted into the right to receive 1.7105 shares of common stock (the “Exchange Ratio”), $0.01 par value per share, of Ryerson (the “Ryerson Common Stock”) and, if applicable, cash in lieu of fractional shares.

In addition, at the Effective Time:

•

Each time-based restricted stock unit relating to shares of Olympic Common Stock granted under the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan (as amended through the date hereof, the “Olympic Steel Stock Plan”) and that was outstanding immediately prior to the Effective Time (each, an “Olympic Steel RSU”), other than the SERP RSUs (as described below), was assumed by Ryerson and converted into a restricted stock unit award relating to a number of whole shares of Ryerson Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Olympic Common Stock subject to such Olympic Steel RSU multiplied by (ii) the Exchange Ratio (each, an “Assumed RSU Award”) (subject to any right the holder may have to elect to receive cash instead, as set forth in the underlying agreement), and each such Assumed RSU Award will continue to have, and be subject to the same terms and conditions applicable to such Olympic Steel RSUs immediately prior to the Closing Date, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson. If a holder of an Olympic Steel RSU elects to receive a cash settlement pursuant to the terms of an applicable Olympic Steel RSU award agreement, such cash payment will equal the product of (a) the number of shares of Ryerson Common Stock subject to the assumed and converted restricted stock unit award multiplied by (b) the closing price per share of Ryerson Common Stock on the Closing Date. Any such cash payments will be paid by Olympic (or one of its affiliates) through its regular payroll practices within 30 days following the Closing Date.

•

Each Olympic Steel RSU that was contributed to and used to fund a participant’s account balance in Olympic’s Supplemental Executive Retirement Plan (the “SERP”) was canceled and converted into a cash amount equal to (i) the product of (a) the number of shares of Olympic Common Stock subject to such Olympic Steel RSU, multiplied by (b) the Exchange Ratio, multiplied by (ii) the closing price per share of Ryerson Common Stock on the Closing Date (each, a “SERP RSU”). Effective as of the Closing Date, the converted cash amount will be credited to the participant’s SERP account, subject to the payment timing requirements and other terms of the SERP.

•

Each performance-based restricted stock unit relating to shares of Olympic Common Stock granted under the Olympic Steel Stock Plan prior to October 28, 2025 that was outstanding as of immediately prior to the Effective Time (each, an “Olympic Steel PSU”) was canceled and converted into the right to receive a cash payment equal to (i) the product of (a) the number of shares of Olympic Common Stock subject to such Olympic Steel PSU (assuming achievement at deemed target levels of performance), multiplied by (b) the Exchange Ratio, multiplied by (ii) the closing price per share of Ryerson Common Stock on the Closing Date, to be paid in cash (without interest) by Olympic (or one of its affiliates) through its regular payroll practices within 30 days following the Closing Date.

•

Each restricted stock award with respect to shares of Olympic Common Stock granted under the Olympic Steel Stock Plan, all of which were granted prior to October 28, 2025, (each, an “Olympic Steel RSA”) that was outstanding as of immediately prior to the Effective Time was accelerated and vested immediately prior to the Effective Time. At the Effective Time, each Olympic Steel RSA was canceled and converted into the right to receive the Merger Consideration.

•

Each phantom stock award (each, an “Olympic Steel Phantom Award”) granted under the Olympic Steel Stock Plan that was outstanding immediately prior to the Effective Time was assumed by Ryerson and converted into a phantom stock award with phantom units (rounded down to the nearest whole unit) representing a number of shares of Ryerson Common Stock equal to the product of (i) the number of phantom units subject to such Olympic Steel Phantom Award multiplied by (ii) the Exchange Ratio and otherwise remains subject to the same terms and conditions that applied immediately prior to the Effective Time, provided that (a) a portion of each Olympic Steel Phantom Award vested on a prorated basis based on the number of days completed in the applicable performance period through the Effective Time, and the vested portion will be paid in cash (without interest) within 30 days following the Closing Date in accordance with Olympic Steel’s (or one of its affiliates’) regular payroll practices, based on the per-share closing price of Ryerson Common Stock on the Closing Date, and (b) the portion of the Olympic Steel Phantom Award that did not vest at the Effective Time was assumed and remains outstanding and subject to the same terms and conditions that applied immediately prior to the Effective Time (including the requirement of continued service through the last day of the applicable performance period), except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson.

•

Each time-based long-term cash incentive award granted under the Olympic Steel C-Suite Long Term Incentive Plan (a sub-plan of the Olympic Steel Stock Plan) that was outstanding immediately prior to the Effective Time, was assumed by Ryerson or one of its subsidiaries (as designated by Ryerson) and remains subject to the same terms and conditions that applied immediately prior to the Effective Time (including any requirement for continued service), except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson.

•

Each performance-based long-term cash incentive award granted under the Olympic Steel C-Suite Long Term Incentive Plan prior to October 28, 2025 that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a cash payment equal to the amount that would be owed under such performance-based cash award (assuming achievement of 100% of target performance for all outstanding performance-based cash awards) to be paid in cash (without interest) in accordance with Olympic Steel’s (or one of its affiliates’) regular payroll practices within 30 days following the Closing Date.

•

All other long-term cash awards granted under the Olympic Steel Stock Plan or otherwise, including any awards outstanding under the Metal-Fab Manager Long-Term Incentive Plan and the Metal-Fab Manager Retention Incentive Plan, were assumed by Ryerson or one of its subsidiaries (as designated by Ryerson) and remain outstanding and eligible to vest in accordance with, and subject to, their terms, including that (i) a portion of each such award vested on a prorated basis based on the number of days in the applicable performance period completed on the Closing Date and (ii) the portion that did not vest at the Effective Time continues to be outstanding and subject to the same terms and conditions that applied prior to the Effective Time (including continued service requirements through the last day of the applicable performance period), except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement and other administrative or ministerial changes determined by Ryerson. The vested portion of any such award will be paid in cash (without interest) within 30 days following the Closing Date in accordance with Olympic Steel’s (or one of its affiliates’) regular payroll practices.

As a result of the Merger, Ryerson issued approximately 19.5 million shares of Ryerson Common Stock to former holders of Olympic Common Stock. The shares of Olympic Common Stock, which previously traded under the symbol “ZEUS,” ceased trading on the Nasdaq Stock Market LLC (“Nasdaq”) as of the close of trading on the Closing Date and were delisted from Nasdaq as of the Closing Date.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Ryerson’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 30, 2025 (the “Prior Form 8-K”), in connection with and upon the closing of the Merger, (i) Stephen Larson, a director of Ryerson, notified Ryerson of his intent to resign from the Ryerson Board of Directors (the “Board”), and (ii) Michael Siegal, age 72, will be appointed as the Chair of the Board. Effective February 13, 2026, Mr. Larson stepped down as a director of the Board and Mr. Siegal was appointed as a director and the Chair of the Board.

Mr. Larson’s resignation is not the result of any disagreements with Ryerson relating to Ryerson’s operations, policies or practices. The disclosures set forth under Item 5.02 of the Prior Form 8-K are incorporated herein by reference.

Director Appointments

On the Closing Date, the Board increased the size of the Board from eight directors to 11 directors and elected (i) Mr. Siegal as a member of the Board, (ii) Richard T. Marabito as a member of the Board, (iii) Richard Stovsky as a member of the Board and is expected to be appointed as a member of the Audit Committee and (iv) Peter Scott as a member of the Board and is expected to be appointed as a member of the Nominating and Corporate Governance Committee (collectively, the “New Directors” and each, a “New Director”) as directors of Ryerson to fill the vacancies created by such increase and Mr. Larson’s resignation.

Mr. Siegal joined the board of directors of Olympic (the “Olympic Board”) in 1984. He served as the Executive Chairman of the Olympic Board from January 2019 until the Effective Time after serving as Chief Executive Officer of Olympic from 1984 until December 2018 and in the role of Chairman of the Olympic Board since 1994. Since 2018, Mr. Siegal has served on the board of directors of Twin City Fan. He also serves on the board of directors of the Development Corporation for Israel and is the immediate past Chair of the Board of Trustees of the Jewish Agency for Israel. Mr. Siegal currently serves as the volunteer President of Maccabi World Union, a global Jewish sports organization. Mr. Siegal has previously served on the board of directors of the Metals Service Center Institute, a North American metals industry trade association, Cleveland-Cliffs, Inc., University Hospitals of Cleveland and the Rock & Roll Hall of Fame. He also previously served as the Board Chair of the Jewish Federation of North America and the Jewish Federation of Cleveland. With over 40 years of executive experience at Olympic, Mr. Siegal possesses proven managerial skills and firsthand knowledge of nearly every aspect of Olympic’s business operations.

Pursuant to that certain Letter Agreement, dated as of October 28, 2025, by and among Ryerson, Olympic, and Mr. Siegal (the “Board Chair Letter Agreement”) (incorporated by reference to Exhibit 10.1 of the Prior Form 8-K), Mr. Siegal was appointed Chair of the Board. In connection with and effective upon such appointment at the Closing Date, Mr. Siegal will receive an annual base compensation of $500,000, effective upon his appointment as Chairman on the Closing Date, subject to increase (and not to reduction without his consent), in lieu of any other board compensation. As consideration for the appointment to Chair of the Board, and as set forth in the Board Chair Letter Agreement, Mr. Siegal agreed to waive any right to submit a notice of “Good Reason” termination and/or claim severance under his existing Management Retention Agreement with Olympic or under any other agreement or plan of Olympic or its subsidiaries. Except as expressly modified by the Board Chair Letter Agreement, the foregoing agreements and plans remain in full force and effect, and Mr. Siegal retains all rights thereunder with respect to future changes not described in the Board Chair Letter Agreement. The foregoing description of the Board Chair Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Chair Letter Agreement, which is incorporated by reference to Exhibit 10.1 of the Prior Form 8-K.

There are no arrangements or understandings between Mr. Siegal and any other persons pursuant to which he was selected to be the Chair of the Board, other than as set forth in the Merger Agreement and the Board Chair Letter Agreement. There are no family relationships between Mr. Siegal and any previous or current officers or directors of Ryerson. Pursuant to the Merger Agreement, on the Closing Date, Ryerson appointed Zachary Siegal, the son of Mr. Siegal, as the Senior Vice President, Business Development of Ryerson. Zachary Siegal will be compensated in a manner that is appropriate for his responsibilities and experience. Except as set forth herein, there are no related party transactions with respect to Mr. Siegal reportable under Item 404(a) of Regulation S-K.

Mr. Stovsky joined the Olympic Board in 2020. Mr. Stovsky retired from PricewaterhouseCoopers LLP, a professional services organization, in 2018. Mr. Stovsky joined PricewaterhouseCoopers in 1983 and held positions of increasing responsibility, and served most recently as a Vice Chairman from 2015 to 2018. Mr. Stovsky has served on the Board of Encore Capital Group, Inc., an international specialty finance company providing debt recovery solutions and other related services for consumers across a broad range of financial assets, since 2018 and has served as its Audit Committee Chair since 2019. Mr. Stovsky serves as the Audit Committee Chair and is a member of the Executive Committee of The Cleveland Museum of Art, serves as the Treasurer and as a member of the Executive Committee of The Bluecoats of Cuyahoga County, is the Treasurer and a member of the executive committee of the 50 Club of Cleveland, and serves as the Audit Committee Chair and is a current Trustee of the Cleveland Orchestra and Musical Arts Association. In addition, Mr. Stovsky is a Director and Audit Committee Chair of the Cleveland Foundation. Mr. Stovsky’s extensive experience working with public company audit committees, with an understanding of the attributes of high performing audit committees and key success factors for audit committee performance, qualify him to serve as a Director of Ryerson.

Mr. Scott joined the Olympic Board in 2025. Mr. Scott founded Headwall Partners, an independent investment banking firm focused on the steel, metals and mining industries in 2016 and currently serves as the managing partner. Mr. Scott previously served as Managing Director and Americas Head of Industrials, Global Head of Steel & Metals, and Americas Head of Mining from 2003 to 2016 of Jefferies Group LLC, a multinational investment bank and financial services company. From 1997 to 2003, he served as Executive Director and Americas Head of Metals at

Morgan Stanley. Mr. Scott earned a Master of Business Administration with a concentration in Finance from the University of Chicago Booth School of Business and a Bachelor of Arts in English Literature and a Bachelor of Science in Industrial Engineering from Lehigh University. Mr. Scott brings vast experience and expertise from the metals and financial services industries and valuable merger and acquisition experience to the Board.

Each of the New Directors will hold office as a director on the Board from the Closing Date until Ryerson’s next annual meeting of stockholders or until a successor is elected and qualified or until their earlier resignation or removal.

There are no arrangements or understandings between Mr. Marabito and any other persons pursuant to which he was selected to be a New Director, President and Chief Operating Officer, other than as set forth in the Merger Agreement and the COO Letter Agreement (as defined below). There are no family relationships between Mr. Marabito and any previous or current officers or directors of Ryerson. Except as set forth herein, there are no related party transactions with respect to Mr. Marabito reportable under Item 404(a) of Regulation S-K.

Except for Mr. Siegal and Mr. Marabito, (i) none of the New Directors have a direct or indirect interest in any transaction with Ryerson that would qualify as a related party transaction under Item 404(a) of Regulation S-K; and (ii) there is no arrangement or understanding between any New Director and any other person pursuant to which the New Director was selected as a director except for the Merger Agreement.

Officer Appointments

On the Closing Date, the Board appointed Richard Marabito as President and Chief Operating Officer of Ryerson.

Richard Marabito, age 62, joined the Olympic board of directors in 2019 and he served as Olympic’s Chief Executive Officer since January 2019 until the Effective Time. From March 2000 through December 2018, he served as Olympic’s Chief Financial Officer. He joined Olympic in 1994 as Corporate Controller and served in this capacity until March 2000. He also served as Treasurer from 1994 through 2002 and again from 2010 through 2012. Prior to joining Olympic, Mr. Marabito served as Corporate Controller for a publicly traded wholesale distribution company and was employed by a national accounting firm in its audit department. Mr. Marabito is the past Chair and director of the MSCI. He currently serves on the Board of the American Iron and Steel Institute and on the Board of Trustees for the University of Mount Union. Since August 2021, he has served on the Board and currently serves as the Chair of the Audit Committee of CBIZ, Inc., one of the nation’s top providers of accounting, tax and advisory services. He served as a board member of the Make-A-Wish Foundation of Ohio, Kentucky and Indiana and was past Chair of its Northeast Ohio regional board. With years of experience at Olympic, Mr. Marabito brings to Ryerson a wealth of knowledge concerning business operations and the competitive landscape of the metals industry.

Pursuant to that certain letter agreement, dated as of October 28, 2025, by and among, Ryerson, Olympic, and Mr. Marabito (the “COO Letter Agreement”), Mr. Marabito is entitled to the following payments and benefits: (i) an initial annual base salary of $975,000, subject to adjustment (but not reduction without his consent) at the discretion of the Board or an authorized committee; (ii) for fiscal year 2026, an annual cash incentive opportunity determined in accordance with the principles set forth in Exhibit A to the COO Letter Agreement, subject to continued employment through the payment, and beginning in fiscal year 2027, eligibility to participate in an annual cash incentive plan on the same basis as similarly situated employees of Ryerson, with target bonus opportunities commensurate with his role, as reasonably determined by the Board or an authorized committee; (iii) a 2026 long-term incentive award of Ryerson restricted stock units with a grant date fair value of no less than $1,100,000, subject to compensation committee approval, and beginning in fiscal year 2027, eligibility to participate in Ryerson’s long-term incentive plan on the same basis as similarly situated executives of Ryerson; (iv) a one-time sign-on restricted stock unit award with a grant date fair value of up to $3,880,000, provided, that in no event will the number of shares underlying the Sign On RSU grant relate to less than 150,496 shares of the Company or more than 169,309 shares of the Company, which will vest on the third anniversary of the Closing Date, subject to continued employment (the “Sign-On RSU”); and (v) employee benefits and perquisites that are at least as favorable as those provided to Mr. Marabito prior to the Closing Date, including medical, dental, disability, and life insurance benefits and 401(k) contributions, a car and cell phone allowance of $2,200 per month, reimbursement of up to $10,000 per year for personal tax preparation and financial services fees, and payment of country club dues; and beginning in fiscal year 2027, Mr. Marabito may participate in Ryerson’s standard executive benefit programs, and certain perquisites may be replaced with a one-time base salary adjustment equal to their cost. Following the Closing Date, Mr. Marabito remains eligible to receive the same severance payments and benefits set forth in the Olympic Steel, Inc. Key Executive Severance Benefit Plan, subject to its terms. In consideration of his appointment and the Sign-On RSU, Mr. Marabito agreed to certain acknowledgements regarding “Good Reason,” including a waiver of the right to claim “Good Reason” based on changes to reporting structure, authority, duties, position, responsibilities, or reasonable travel requirements, and acknowledged that commencing participation in Ryerson’s compensation and benefit plans will not constitute “Good Reason.” Mr. Marabito’s employment is at-will.

Mr. Marabito’s Sign-On RSUs were granted as a material inducement for Mr. Marabito to join Ryerson and, in reliance on NYSE Listed Company Manual Rule 303A.08, will be subject to an individual stand-alone award agreement and will not reduce the share reserve remaining under the Ryerson Holding Corporation Second Amended and Restated 2014 Omnibus Incentive Plan, as amended and restated (the “Ryerson Stock Plan”). The foregoing description of the COO Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the COO Letter Agreement, which is filed as Exhibit 10.5 to this Current Report and incorporated herein by reference.

Compensatory Arrangements of Principal Officers

Effective as of the Closing Date, Ryerson assumed the Olympic Steel Stock Plan, the Assumed RSU Awards, and the Olympic Steel Phantom Awards, subject to applicable adjustments in the manner set forth in the Merger Agreement. In addition, the Olympic Steel Stock Plan was amended to reflect Ryerson’s sponsorship of the plan following the Closing Date and to provide that no additional awards may be granted under the Olympic Steel Stock Plan. The Olympic Steel Stock Plan was previously approved by the Olympic Steel stockholders. Except as otherwise provided herein, a general description of the Olympic Steel Stock Plan is set forth in Olympic’s 2021 definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2021, under the caption “Approval of Amendment to the Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan to Increase the Number of Shares of Common Stock Issuance Thereunder by 400,000 Shares,” which description is incorporated herein by reference.

On February 12, 2026, the Board approved Amendment No. 1 (the “Amendment”) to the Ryerson Stock Plan, effective as of, and subject to, the closing of the Merger. The Amendment provides that the number of shares of Ryerson Common Stock that may be granted under the Ryerson Stock Plan will be increased by 375,559 (after applying the Exchange Ratio) in addition to the shares of Ryerson Common Stock previously reserved for issuance under the Ryerson Stock Plan. The additional shares of Ryerson Common Stock reserved for issuance under the Ryerson Stock Plan pursuant to the Amendment were originally shares available for issuance under the Olympic Steel Stock Plan as of the Effective Time, as adjusted to reflect the consummation of the transactions contemplated by the Merger Agreement. The additional shares may be utilized for equity-based awards to be granted under the Ryerson Stock Plan; provided, that (i) the period during which such shares are available under the Ryerson Stock Plan may not be extended beyond the period during which they would have been available under the Olympic Steel Stock Plan, absent the Merger, and (ii) such equity-based awards may not be granted to individuals who were employees, directors or consultants of Ryerson or its affiliates at the time the Merger was consummated.

Each of the assumption of the Olympic Steel Stock Plan and the adoption of the Amendment was made pursuant to the exception from the NYSE’s stockholder approval requirements for plans or arrangements relating to a merger or acquisition set forth in Section 303A.08 of the NYSE Listed Company Manual.

The foregoing descriptions of the Olympic Steel Stock Plan and the Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of each of the Olympic Steel Stock Plan and the Amendment, respectively, which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

Item 7.01 Regulation FD Disclosure.

On February 13, 2026, Ryerson issued a press release announcing, among other things, the consummation of the Merger (the “Closing Press Release”). A copy of the Closing Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Ryerson announced in the Closing Press Release that, in connection with the Merger Agreement, it will change the ticker symbol on the New York Stock Exchange for its common stock from “RYI” to “RYZ”. The ticker symbol changes will be effective upon the opening of the markets on February 24, 2026. Ryerson’s common stock will continue to be listed on the New York Stock Exchange, and its CUSIP will remain unchanged.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 13, 2026, the Board declared a first quarter dividend of $0.1875 per share of Ryerson Common Stock payable on March 19, 2026 to stockholders of record as of March 5, 2026. Future quarterly dividends, if any, will be subject to Board approval. Ryerson sponsors the Ryerson Pension Plan. In addition, Ryerson’s wholly owned subsidiary, Central Steel and Wire Company, LLC, sponsors the Central Steel & Wire Company Retirement Plan.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Olympic as of December 31, 2024 and 2023 and for each of the fiscal years ended December 31, 2024, 2023 and 2022, and the notes related thereto, are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Olympic as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024, and the notes related thereto, are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report no later than 71 calendar days after the date on which this Current Report was required to be filed.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Crimson MS Corp., and Olympic Steel, Inc. (incorporated by reference to Exhibit 2.1 of Ryerson Holding Corporation’s Current Report on Form 8-K, dated October 30, 2025).

10.1*	Amendment No. 7, dated as of February 13, 2026, to Credit Agreement dated as of July 24, 2015, among Ryerson Holding Corporation, Joseph T. Ryerson & Son, Inc., Ryerson Canada, Inc., and each of the other borrowers and guarantors, the lenders party thereto, and Bank of America, N.A., as the administrative agent and collateral agent.

10.2	Olympic Steel, Inc. Amended and Restated 2007 Omnibus Incentive Plan, as amended and restated effective February 13, 2026.

10.3	Amendment No. 1 to the Ryerson Holding Corporation Second Amended and Restated 2014 Omnibus Incentive Plan.

10.4	Letter Agreement, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Olympic Steel, Inc., and Michael Siegal (incorporated by reference to Exhibit 10.1 of Ryerson Holding Corporation’s Current Report on Form 8-K, dated October 30, 2025).

10.5	Letter Agreement, dated as of October 28, 2025, by and among Ryerson Holding Corporation, Olympic Steel, Inc., and Richard Marabito (incorporated by reference to Exhibit 10.2 of Ryerson Holding Corporation’s Current Report on Form 8-K, dated October 30, 2025).

23.1	Consent of Grant Thornton LLP.

99.1	Press Release of Ryerson Holding Corporation, dated February 13, 2026.

99.2	Audited consolidated financial statements of Olympic Steel, Inc. as of December 31, 2024 and 2023 and for each of the fiscal years ended December 31, 2024, 2023 and 2022, and the notes related thereto.

99.3	Unaudited condensed consolidated financial statements of Olympic Steel, Inc. as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024, and the notes related thereto.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) and (a)(6) of Regulation S-K. Ryerson hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON HOLDING CORPORATION

Date: February 13, 2026	By:	/s/ James J. Claussen
Name: James J. Claussen Title: Executive Vice President and Chief Financial Officer